UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

Oiltanking Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 2400

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 457-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 1, 2014, Enterprise Products Partners L.P. (“Enterprise”) delivered a letter to the Chairman of the Conflicts Committee (the “Conflicts Committee”) of the general partner of Oiltanking Partners, L.P. (the “Partnership” or “Oiltanking”). In this letter, Enterprise has proposed to merge a wholly owned subsidiary of Enterprise with the Partnership (the “Proposed Merger”). The Proposed Merger would occur in a unit-for-unit exchange, at a ratio of 1.23 Enterprise common units for each outstanding Partnership common unit (the “Merger Consideration”). The terms of the Proposed Merger will be subject to negotiation, review and approval by the Conflicts Committee and the board of directors of the general partner of Enterprise. The Proposed Merger, if agreed upon, will also be subject to approval by Partnership’s unitholders in accordance with the agreement of limited partnership of the Partnership. The general partner and the Partnership cannot predict whether the terms of a potential combination will be agreed upon by the Conflicts Committee or the board of directors of the general partner of Enterprise, or the timing of any transaction.

Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” as defined by the U.S. Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events, developments or transactions that Oiltanking expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of such activities, events, developments or transactions, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including approval of the Proposed Merger by Oiltanking’s conflicts committee and unitholders, any approvals by regulatory agencies, the possibility that the anticipated benefits from such activities, events, developments or transactions cannot be fully realized, the possibility that costs or difficulties related thereto will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by Oiltanking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, Oiltanking does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Important Notice to Investors

This current report on Form 8-K does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Enterprise has made for a business combination transaction with Oiltanking. In furtherance of this proposal and subject to future developments, Oiltanking (and, if a negotiated transaction is agreed, Enterprise) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document Enterprise and/or Oiltanking may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF OILTANKING ARE URGED TO READ THE PROXY STATEMENT, REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to unitholders of Oiltanking. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Enterprise and/or Oiltanking through the web site maintained by the SEC at http://www.sec.gov.

Enterprise, Oiltanking and their respective general partners, and the directors and certain of the executive officers of the respective general partners, may be deemed to be participants in the solicitation of proxies from the unitholders of Oiltanking in connection with the Proposed Merger. Information about the directors and executive officers of the respective general partners of Enterprise and Oiltanking is set forth in each company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014 and February 25, 2014, respectively. These documents can be obtained free of charge from the sources listed above. Other information regarding the person who may be “participants” in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.

	By:	OTLP GP, LLC, its general partner

Dated: October 1, 2014

	By:	/s/ Brian C. Brantley
	Name:	Brian C. Brantley
	Title:	Vice President, General Counsel and
Secretary